Exhibit 99.1
Investor and Media Contact:
Michelle Edwards, Investor Relations
medwards@oxigene.com
650-635-7006
OXiGENE ANNOUNCES MANAGEMENT CHANGES
SOUTH SAN FRANCISCO — OCTOBER 8, 2009 — OXiGENE, Inc. (NASDAQ: OXGN, XSSE: OXGN), a clinical-stage, biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases, announced today that its Chief Executive Officer, John A. Kollins, has resigned from his position with the Company and as a member of the Board of Directors in order to pursue other interests. Dr. Peter Langecker, M.D., Ph.D., Executive Vice President and Chief Development Officer, will serve as Interim Chief Executive Officer while the Company conducts a search for a permanent replacement for Mr. Kollins.
William N. Shiebler, Chairman of OXiGENE’s Board of Directors, commented, “On behalf of the Board of Directors, I want to thank John Kollins for his dedicated service and contributions to OXiGENE. We wish him success in his new endeavors.”
About OXiGENE
OXiGENE is a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases. The company’s major focus is developing vascular disrupting agents (VDAs) that selectively disrupt abnormal blood vessels associated with solid tumor progression and visual impairment. OXiGENE is dedicated to leveraging its intellectual property and therapeutic development expertise to bring life-extending and life-enhancing medicines to patients.
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